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                                                                    Exhibit 99.1


March 2, 2007

ABLE Energy, Inc.
198 Green Pond Road
Rockaway, NJ 07866
Attn:  Gregory D. Frost, Chief Executive Officer
       Facsimile: 973-586-9866


Dear Mr. Frost:

I refer to my letter to you dated January 10, 2007. As a result of Laurus Master Fund, Ltd. ("Holder") receiving payment on January 11, 2007, Holder waives the payment Event of Default referenced in the January 10, 2007 letter and waives the Default Payment.

Very truly yours,
LAURUS CAPITAL MANAGEMENT, L.L.C.,
ON BEHALF OF LAURUS MASTER FUND, LTD.


/s/ Lloyd W. Davis
------------------------------------
Lloyd W. Davis
Senior Credit Officer

cc:    Kenneth N. Miller
       1140 Avenue of Americas, Suite 1800
       New York, NY 10036
       Facsimile: 212-687-9621